UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 ROYALTECH CORP.
(Exact name of registrant as specified in its charter)

Delaware	98-0445019
State or jurisdiction of incorporation or organization	(I.R.S. Employer Identification No.)

1855 Talleyrand, Suite 203A, Brossard, Quebec, Canada,	J4W 2Y9
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:
Title of each class to be so registered Not Applicable	Name of each exchange on which each class is to be registered Not Applicable

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box [ ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box ☒

Securities Act registration statement file number to which this form relates: 333-131815 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:
Common Stock, $0.0001 par value
(Title of Class)

Item 1.	Description of Registrant's Securities to be Registered.

The description of the Registrant's securities contained in the Registrant's Registration Statement on Form SB-2, as amended, filed with the commission under File No. 333-131815, is incorporated by reference into this registration statement.

Item 2.	Exhibits.

The following Exhibits are filed with this Prospectus:

Exhibit Number	Description
3.1	Certificate of Incorporation (incorporated by reference from our Registration Statement on Form SB-2 filed on February 13, 2006)
3.2	Bylaws (incorporated by reference from our Registration Statement on Form SB-2 filed on February 13, 2006)
10.1	Licensing Agreement dated October 2004 between Royaltech Corp. and Mr. Kang Zhang (incorporated by reference from our Registration Statement on Form SB-2 filed on February 13, 2006)
10.2

Investment Agreement dated January 10, 2006 between Royaltech Corp. and Aventech Capital Inc. for 350,000 shares (incorporated by reference from our Registration Statement on Form SB-2 filed on February 13, 2006)

10.3

Investment Agreement dated January 10, 2006 between Royaltech Corp. and Alliance PKU Management Consultants Ltd for 350,000 shares (incorporated by reference from our Registration Statement on Form SB-2 filed on February 13, 2006)

10.4	Investment Agreement dated January 10, 2006 between Royaltech Corp. and Hong Sheng for 30,000 shares (incorporated by reference from our Registration Statement on Form SB-2 filed on February 13, 2006)

10.5	Form of Subscription Agreement between Royaltech Corp. and each of the following persons: (incorporated by reference from our Registration Statement on Form SB-2 filed on February 13, 2006)
	Name	Number of Common Shares Purchased at $0.10 per Share
	Jun Jing	30,000
	Danmei Yu	25,000
	Wei Qu	30,000
	Zhen Jiang	25,000
	Jing He	20,000
	Yang Li	10,000
	Haojan Liu	10,000
	Yanzong Shao	10,000
	Jiayuan Zhou	5,000
	Guixin Li	20,000
	Junzheng Wang	20,000
	Jie Luo	30,600
	Dachen Jiang	37,200
	Pu Theresa Yan	10,300
	Zibing Zhang	78,000
	Jianqiu Xia	10,000
	Shan Lu	30,000
	Tao Jiang	10,000
	Bo Wu	50,000
	Beihua Hu	10,000
	Yajuan Mu	30,000
	Shuiwang Li	20,000
	Changhong Zhu	120,000
	Lu Yang	100,000
	Lequan Zhuge	10,000
	Ye Wen	10,000
	Shijie Qi	10,000
	Jou Chu Hsia	240,000
	Wai Tai Trading Inc.	47,400
	Kalvin Lo	35,000
	Brian King	40,000
	Linda King	20,000
	Mei Yueh Chou	120,000
	Jennifer Sun	20,000
	Stephanie Sun	20,000

	Jonathan Sun	20,000
	Maryse Leblond	4,500
	Yves Goyette	4,500
	Walter Wlasenko	4,500
	Patricia Medina	4,500
	Felix Furst	4,500
	George Rickli	4,500
	Gatot Susilo	4,500
	Gary Brodkin	4,500
	Wayne Wortman	4,500
	Dr. Jean Tchervenko	4,500
	Dr. Ron Guttmann	4,500
	Kai Yu	1,800
	Tong Wang	263,000
	Rui Yang	21,000
	Chenling Shi	100,000
	Ding Yuan	50,000
	Wei Wang	50,000
	Huafeng Pei	50,000
	Yan Wang	2,000
	Youjun Wang	3,000
	TTT Systems Inc.	250,000
	1688 Investissement Inc.	320,000
	China Westerprises Canada Holdings	300,000
	Total	2,793,800
10.6	Pro-Forma Invoice dated December 22, 2004 from China Westerprises Canada Holdings to Royaltech Corp. (incorporated by reference from our Registration Statement on Form SB-2 filed on February 13, 2006)
10.7	Pro-Forma Invoice dated August 11, 2005 from China Westerprises Canada Holdings to Royaltech Corp. (incorporated by reference from our Registration Statement on Form SB-2 filed on February 13, 2006)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

ROYALTECH CORP.

Date: July 3, 2007

/s/ Chenxi Shi

Chenxi Shi

President, Treasurer and Director